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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Selected Financial Data"and "Experts" and to the use of our report dated January 31, 1997 (except for Note 9, as to which the date is April , 1997) with respect to the financial statements of DepoMed, Inc. and our report dated January 31, 1997 with respect to the statement of direct expenses of DepoMed Systems Division of M6 Pharmaceuticals, Inc., in the Registration Statement (Form SB-2) and related Prospectus of DepoMed, Inc., for the registration of shares of its common stock.


Palo Alto, California
   1997


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  The foregoing consent is in the form that will be signed upon completion of the one-for-three reverse common stock split as described in Note 9 to the financial statements of DepoMed, Inc.

                                                          /s/ Ernst & Young LLP
Palo Alto, California
April 17, 1997